                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of October 5, 1996 between APPLIEDTHEORY COMMUNICATIONS, INC., a New York corporation (hereinafter referred to as the "Company"), and SHELLEY A. HARRISON (hereinafter referred to as the "Consultant").

                              W I T N E S S E T H

     WHEREAS, the Consultant possess certain skills and abilities that would be useful to the Company in connection with its operations, financing and business planning; and

     WHEREAS, the Company is desirous of being able to avail itself of the Consultant's experience on the terms and conditions hereinafter set forth; and

     WHEREAS, the Consultant is willing to render advisory and consulting services to the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual promises of the parties, and other good and valuable consideration, it is hereby agreed as follows:

     1. Consulting Period. (a) The Company shall retain the Consultant, and the Consultant shall serve the Company, in an advisory and consulting capacity for the period commencing on the date hereof and ending on October 5, 2000 (such period, as extended pursuant to Section 1(b) or as shortened pursuant to Section 1(c), being hereinafter referred to as the "Consulting Period").

     (b) The Consulting Period shall automatically be renewed for successive additional one-year periods on the same terms and conditions unless written notice is provided to the other party hereto at least 90 days prior to the end of the Consulting Period (as extended, if applicable).

     (c) The Consulting Period may be terminated prior to the end of its stated term by either party upon at least 90 days prior written notice (an "Early Termination"). In the event of an Early Termination, the consulting fee payable pursuant to Section 3(a) hereof shall terminate as of such date, but any of the stock options set forth in Section 3(b) hereof that are not then vested shall fully vest on the date that the Company concludes, contracts for, or the Board of Directors of the Company approves a sale of equity securities or securities convertible into equity securities, a merger, or consolidation, issuance of a majority of its stock, a sale of a majority of its assets or a similar transaction at any time during the Consulting Period or within a period of two years from an Early Termination, provided, however, that (i) the transaction or a similar transaction (the "Transaction") was introduced or proposed by the Consultant or (ii) the Company consulted with the Consultant regarding the Transaction prior to the Early Transaction.

     2. Consulting Services. The Consultant agrees to render advisory and consulting services during the Consulting Period, as mutually agreed, with respect to the Company's operations, financing and business planning. In particular, the Company agrees that, in all cases, it shall consult with the Consultant regarding any proposed transaction of the type specified in Section 1(c) that arises or is under investigation or review by the Company or its advisors during the Consulting Period.

     3. Payments. (a) The Company will pay the Consultant a fee of Five Thousand Dollars ($5,000) per month for each month during the Consulting Period.

                    (b) The Company has also issued a non-statutory stock option for 100,000 shares of the Company's Common Stock at an option price of $1.00 per share on the terms set forth in the Non-Statutory Stock Option Contract attached hereto as Exhibit A, as modified by the provisions of Section 1(c) hereof.

     4. Disclosure of Information. The Consultant recognizes and acknowledges that the trade secrets and proprietary information and processes of the Company and its affiliates, as they may exist from time to time, are valuable, special and unique assets of the Company. The Consultant will not, in whole or in part, disclose such secrets, information and processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Consultant make use of any such secrets, information and processes for its own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances, provided that these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Consultant was not responsible, directly or indirectly, for such secrets, information or processed entering the public domain without the Company's consent) or to disclosure of any such secrets, information or processes as required by law or pursuant to court order. The Consultant agrees that the restrictions in this Section shall extend to any confidential proprietary information contained in all memoranda, books, papers, letters and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by the Consultant or otherwise coming into the Consultant's possession.

     5. Independent Contractor. Nothing contained herein shall constitute the Consultant an employee or agent of the Company, and the relationship of the Consultant to the Company for all purposes, including, without limitation, tax purposes, shall be one of the independent contractor. Without limitation of the forgoing, it is understood that, unless otherwise expressly agreed in writing, the Consultant shall have no power or authority to execute any agreement or instrument on behalf of the Company or otherwise bind the Company contractually or legally.

     6. Notices. All communications and notices pursuant to this Agreement shall by in writing and shall be deemed given if and when delivered personally or mailed certified or registered mail, postage prepaid, addressed as follows:

     If to the Consultant:

     Dr. Shelley A. Harrison
     5 Norma Lane
     Dix Hills, NY 11746


     If to the Company:

     Applied Theory Communications, Inc.
     40 Cutter Mill Road, Suite 405
     Great Neck, NY 11021
     Attention:   Richard Mandelbaum
                  Chairman & CEO

     Any party may, be written notice to the others, change the address to which notices to such party are to be delivered to mailed, provided that any such change of address shall only be effective upon receipt.

     7. Parties in Interest and Assignment. This Agreement shall insure to the benefit of and be binding upon the successors and assigns of the parties hereto. Neither party may assign its rights under this Agreement without the written consent of the other.

         8. Representing. Each of the Consultant and the Company hereby represents to the other that it has full power and authority to enter into this Agreement and to perform its obligations hereunder and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

         9. Complete Agreement. This Agreement, together with the Non-Stock Option Contract attached hereto as Exhibit A, contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect thereto.

         10. Amendment and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions, waived, only in a writing signed on behalf of the parties hereto.

         11. Governing Law and Severability. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of New York. If any provision of this Agreement is void, or is so declared, such provision shall be deemed, and hereby is, severed from this Agreement, which otherwise shall remain in full force and effect.

         12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 5th day of October, 1996.


                            COMPANY:

                            APPLIEDTHEORY COMMUNICATIONS, INC.



                            By: /s/ Richard Mandelbaum
                               -------------------------------
                               Richard Mandelbaum
                               Chairman & CEO




                            CONSULTANT:


                              /s/ Shelley A. Harrison
                              --------------------------------
                              Shelley A. Harrison


                                       7